Exhibit 10.16

Contract No.: CU12-4302-2018-002855

Big Data Service Contract of Hunan Yongxiong Asset Management Group Co., Ltd.

Party A: Hunan Yongxiong Asset Management Group Co., Ltd.

Party B: China United Network Communications Limited, Changsha Branch

Party A: Hunan Yongxiong Asset Management Group Co., Ltd.

Address: Building 7, Xincheng Technology Park, No.588 West Yuelu Avenue, High-tech Development Zone, Changsha

Legal Representative: Tan Man

Contact person:

E-mail:

Party B: China United Network Communications Limited, Changsha Branch

Address: No.380 Youyi Road, Tianxin District, Changsha

Legal Representative:

Contact person:

E-mail:

Hunan Yongxiong Asset Management Group Co., Ltd. (“Party A”) is a business entity duly organized and validly existing under Chinese laws.

In accordance with the Contract Law of the People’s Republic of China, other relevant laws and regulations, and the regulations on the administration of the telecom industry, through amicable negotiations, Party A and Party B have entered into the following agreement with respect to matters concerning the service cooperation between the Parties.

Article 1                                   Subject Matter

Digital marketing products: on the premise of ensuring data privacy and security, relying on the centralized mass data provided China Unicom network and the marketing needs of partners, and through multi-dimensional data label matching and association, marketing information is pushed to the target population to achieve digital marketing services.

Article 2                                   Mode of Cooperation

2.1           Off-line marketing

Disconnection and connection restoration model: figure out the current contact information of the users through association with the relevant information provided by Party A regarding its stock users, and assist Party A to reach the disconnected stock users via the safe reaching channels provided by Party B. The marketing channels are mainly outbound channels.

2.2           Party A is the demander of big data digital marketing products, and after discussing and formulating the specific digital marketing requirements with Party B, decides to choose: 1. in the case of off-line marketing, ☐ batch marketing model ☐ scene marketing model ☒ disconnection & connection restoration model; 2. in the case of on-line marketing, ☐ RTB model ☐ connection with external DSP platform model. Party B shall complete the screening of target users as required and contact target users via designated channels.

2.3           The marketing reaching channel confirmed by Party A hereunder is: telephone call.

Article 3                                   Fees and Payment Method

3.1           Service fees

The specific data service fees, model construction fees, information supplement and reaching service fees, channel utilization fees and other relevant fees shall be charged according to the Service List (see Annex 1).

3.2           Payment method:

Party A and Party B shall settle the fees by telegraphic transfer. The Parties’ bank information is as follows:

Party A designated bank account:

Account Name: [              ]

Bank of Deposit: [              ]

Account No.: [              ]

Tax Identification No.: [              ]

Address: Building 7, Xincheng Technology Park, No.588 West Yuelu Avenue, High-tech Development Zone, Changsha

Party B designated bank account:

Account Name: [              ]

Bank of Deposit: [              ]

Account No.: [              ]

3.3           Settlement standard:

(1)             The Parties shall settle the abovementioned total costs on a monthly basis (calendar month). Party B shall provide Party A with a list of services (see Annex 1) of the prior calendar month by the [20th] business day of each calendar month. Upon reconciliation of Party B’s workload and verification of the service fees as correct, Party B may deduct the corresponding amount from Party A’s advance payment. If the balance of advance payment in Party A’s account is less than RMB[10,000] (in words: RMB[ten thousand] only), Party B shall notify Party A and issue a bill to Party A in writing or by email, and Party A shall, before the account balance is exhausted, make up the advance payment which shall be not less than RMB[200,000] (in words: RMB[two hundred thousand] only]. Party B shall issue special VAT invoices of the corresponding amount on a quarterly basis. If any invoices issued by Party B is unqualified, Party B shall unconditionally assist Party A to issue qualified invoices.

(2)             If the error rate is less than or equal to 1%, the settlement shall be made according to Party B’s settlement list; or if the error rate is greater than 1%, Party A shall have the right to request the Parties to make further reconciliation and charge off the error rate as the case may be.

(3)             If Party A fails to pay the corresponding amount to Party B within such period as stipulated herein, Party B shall have the right to close the account or interface and will not resume the provision of service to Party A until it is confirmed that the amount payable by Party A has been received by Party B. If Party A’s payment is [seven (7)] business days overdue, Party B shall have the right to terminate this Contract and charge Party A an overdue fine at a rate of 0.05% of the unpaid amount for each overdue day, without the need for Party B to assume any liability for breach of contract.

(4)             Party A shall pay the project advance deposit of RMB[200,000] (in words: RMB[two hundred thousand] only] within fifteen (15) days after this Contract comes into force. Party A shall exhaust the full amount of the first advance deposit of RMB[200,000] within the validity term of this Contract. If Party A fails to do so, Party B will not refund the balance, except that such failure is caused due to reasons attributable to Party B or other Force Majeure. If the Parties decide not to continue to cooperate upon the expiration of this Contract, Party B shall refund to Party A the balance of the supplemented advance payment. If the Parties continue to cooperate, the balance of the supplemented advance payment shall be used as the advance deposit under the new agreement.

(5)             Party B is a general VAT taxpayer, and shall issue 6% special VAT invoices to Party A in consideration of [technical service fees].

Article 4                                   Party A’s Rights and Obligations

4.1                                       Party A undertakes that the business it conducts in accordance with the relevant provisions hereof is within its legitimate business scope and consistent with the national laws. If Party A violates the above commitments, it shall bear all consequences arising therefrom, and handle and compensate Party B and users for all losses arising therefrom (if any) (including but not limited to financial losses).

4.2                                       Party A undertakes that its data sources are legal and objective and that it has obtained the authorization from the information subject for the relevant information. Meanwhile, Party A warrants that such authorization is unlikely to infringe upon the legitimate rights of any third party (including but not limited to the privacy right, reputation right, intellectual property rights, etc.), and that it will perform the service hereunder in a legal, valid and remissive manner. Party A shall properly keep the authorization documents for future reference.

4.3                                       Party A undertakes to accept Party B’s examination of authorization documents. Party A is not exempted from the liability for the authenticity, legality, integrity of, and consistency with this Contract of authorization documents. Any dispute between Party A and its users and end users over authorization has nothing to do with Party B.

4.4                                       For the purpose of cooperation, Party B will provide Party A with a specific login account and password during performance of this Contract. Party A is obliged to take technical means and other measures to ensure the information security of such account. After Party B delivers the foregoing account and password to Party A, it shall be deemed that such account shall be only used by Party A by default. If such account or password is divulged due to reasons attributable to Party A, which causes any loss to Party B or its users, Party A shall assume all such losses.

4.5                                       No information obtained by Party A from Party B may be used for any purposes other than those agreed herein, or for any business other than that agreed herein, or otherwise resold by Party A. Meanwhile, Party A shall not provide any third party with any information obtained based on this Contract.

4.6                                       Party A undertakes to serve end users with legitimate data; strictly keep the data obtained from Party B confidential and not to disclose, tamper, sell or illegally provide any other person with such data; and not to provide the analysis results containing user information to the public. Party A shall use Party B’s data in accordance with the provisions hereof, and shall neither copy, download, cache, save, transfer, disclose or divulge the same to any third party (including affiliates) in any form, nor after processing and integrating Part B’s data to make them have new data structures or forms, copy, download, cache, save, transfer, disclose or divulge such data to any third party (including affiliates) , nor restore such data to their original status. If Party A violates this Contract, which causes any loss to Party B or its users, it shall compensate for all such losses (including but not limited to financial losses).

4.7                                       Party A undertakes to evade vip clients of China Unicom within the validity term of this Contract and not to participate in the bidding of vip clients of China Unicom without authorization. The list of vip clients shall be subject to the list issued by China Unicom and its branches.

4.8                                       During cooperation, without the consent of Party B, Party A shall not conduct any business marketing in the name of Party B. If Party A violates the above provisions, it shall assume all consequences arising therefrom and all losses so caused to Party B, and Party B may immediately terminate cooperation and request Party A to assume the relevant liability.

4.9                                       Party A is responsible for the outbound work in respect of the precision marketing activities, including but not limited to the determination of marketing scripts, communication with end users, etc. Party A shall not disclose any information of Party B during the outbound process. Party B has the right to conduct necessary safety monitoring and audit for the outbound work. Party A must, in accordance with relevant laws and regulation, provide full audit evidences including marketing scripts, communication records and audit evidence for inspection.

4.10                                In conducting business marketing, Party A must strictly control the marketing frequency and shall not interfere with users excessively. The same user shall be called no more than three (3) times a day and 30 times a month, and a marketing call shall not be made during the period from 20:00 to 09:00 the next morning. If any legal dispute arises or if Party B suffers any loss due to marketing calls, Party A shall assume all liability arising therefrom.

4.11                                Party A shall not use the infrastructure, resource storage, reaching media and other resources provided by Party B to disseminate any information containing the following contents. If Party B receives notification from relevant national authorities or reports in China or Party B finds that Party A stores and disseminates the following illegal or harmful information, Party B shall have the right to request Party A to immediately delete such information, make rectification within the prescribed period, suspend the service, or even unilaterally terminate this Contract, for which Party B shall not assume any liability.

(1)             information violating the basic principles established by the Constitution;

(2)             information endangering China’s national security, divulging China’s state secrets, subverting Chinese regime and undermining Chinese unification;

(3)             information damaging China’s honor and interests;

(4)             information inciting ethnic hatred and discrimination and destroying national unity;

(5)             information destroying the state’s religious policy and propagating the cult doctrines and feudal superstitions;

(6)             information spreading rumors, disrupting social order, and destroying social stability;

(7)             information disseminating obscene, pornographic, gambling, violent, murder, horrible materials, or materials that instigate crimes;

(8)             information insulting or defaming others and infringing on the legitimate rights and interests of others; and

(9)             information inciting unlawful assembly, association, procession, demonstration and gathering crowds to disturb social order;

(10)      information related to activities carried out in the name of illegal NGO; or

(11)      other information containing contents prohibited by laws and regulations.

4.12                                During cooperation, without the consent of Party B, Party A shall not conduct any business marketing in the name of Party B. If Party A violates the above provisions, it shall assume all consequences arising therefrom and all losses so caused to Party B, and Party B may immediately terminate cooperation and request Party A to assume the relevant liability.

4.13                                Party A undertakes to accept the service rules, service regulations, rate standards, publicity programs, preferential policies and other relevant normative requirements formulated by Party B and China Unicom regarding the cooperative service hereunder.

4.14                                Subject to the requirements of government authorities, the safety authority, China Unicom and other management authorities, and based on the needs for business management, operation and maintenance, Party A is obliged to assist Party B with optimization and adjustment in a cooperative manner.

4.15                                Party A shall carry out marketing activities in accordance with the relevant national laws and regulations as well as the data safety management measures and requirements of China Unicom, and shall permit Party B to conduct necessary safety monitoring and audit for all matters in connection with this Contract.

Article 5                                   Party B’s Rights and Obligations

5.1                                       Party B shall only cooperate with Party A within the scope permitted by the relevant laws, regulations and policies of China. Meanwhile, the Parties undertake to strictly abide by the normative documents formulated by the Ministry of Industry and Information Technology and China United Network Communications Limited.

5.2                                       Party B shall be responsible for providing services to Party A, and has the right to take and will take all possible and necessary measures to clean up, desensitize or otherwise dispose of relevant basic information and data. The data service provided by Party B to Party A does not involve the use and provision of any user information.

5.3                                       Party B is responsible for the stable operation of the precision marketing system platform and support for Party A’s business needs.

5.4                                       Party B shall arrange special personnel to be responsible for providing technical support and customer service or carrying out other work in respect of the cooperative business.

5.5                                       Party B warrants that during the term of this Contract, if the service is interrupted due to adjustment, upgrading and expansion of the system by Party B, or if the service is delayed, modified or suspended due to reasons attributable to the network, equipment or other factors, it shall notify Party A within 24 hours of awareness of such circumstances.

5.6                                       If Party A violates the relevant laws and regulations, Party B shall have the right to terminate the cooperation and request Party A to bear all losses arising therefrom.

5.7                                       Party B shall not be held liable for any data error not caused due to reasons attributable to Party B. The data and information provided by Party B to Party A shall only be used as the reference for judgment of results by Party A, and Party B does not guarantee the accuracy, comprehensiveness, and decision-making supporting value of the contents of such data and information. Party B is not liable for the judgment made by Party A based on such data and information and its consequences.

5.8                                       After Party B has fulfilled the obligations agreed herein, any loss arising from Party A’s subsequent actions shall be deemed as normal commercial risks, for which Party B will assume no liability.

5.9                                       If Party B will enter the sensitive marketing period, it shall give a prior notice stating that the business marketing amount may be reduced or the service needs to be temporarily suspended.

5.10                                If a series of issues such as serious reaching rate, serious service complaints and legal issues occur due to Party A’s marketing services, Party B shall have the right to suspend the service or adjust the call and SMS display numbers or otherwise take the relevant measures.

Article 6                                   Confidentiality

6.1                                       Confidential information means any information and data disclosed between the Parties relating to the project, including but not limited to any business, commercial or technical information and data, regardless of whether such information or data is carried through any media, such as in a tangible form or through electronic communications, including by Internet.

6.2                                       Any data, information and materials transmitted and received by the Parties hereunder, written, oral or electronic, and this Contract and annexes hereto shall constitute confidential information, for which the Parties shall perform the confidentiality obligations.

6.3                                       The Parties agree that, without the written permission of the other party, no party shall provide or disclose to a third party the specific contents of this Contract and the data and information relevant to the business of the other party, unless required to be disclosed by relevant laws, regulations and supervision rules. When disclosure is required, the Parties shall seek uniform steps and publicity means through mutual consultation.

6.4                                       The Parties warrant that the confidential information shall only be used for such purposes as agreed herein.

6.5                                       The Parties undertake to properly keep the confidential information provided by the other party.

6.6                                       The Parties undertake to keep confidential the confidential information provided by the other Party in accordance with the provisions hereof and at least take the same protective measures and provide the same prudence as it takes and provides for its own confidential information.

6.7                                       If either party provides the confidential information in writing, such party shall indicate the words “confidential” and other relevant words. If such Party discloses the confidential information orally or visually, it shall notify the receiving party that such information is confidential prior to disclosure and make confirmation in writing within five (5) days after giving such notice, which confirmation shall contain the content stating that the information disclosed is confidential information, and other relevant contents.

6.8                                       The Parties warrant that the confidential information shall be only disclosed to their respective leaders and employees engaged in the research on the project. Before the above-mentioned person of the Parties are aware of the confidential information, the Parties shall remind such person of the confidentiality of the confidential information and the obligations to be performed by such person. The receiving party shall, at the request of the disclosing party, return all documents or other materials containing confidential information to the disclosing party, or destroy the same according to the instructions of the disclosing party. After the termination of the project, the disclosing party shall have the right to request the receiving party to return all confidential information carriers in writing.

6.9                                       The receiving party shall inform and in an appropriate manner request all of its staff participating in performance of this Contract to abide by the provisions hereof. If any such staff violates the provisions hereof, the receiving party shall assume the joint and several liability. Meanwhile, the receiving party shall be liable for any such staff’s act of disclosure of the proprietary information to any other person without the consent of the disclosing party and the receiving party.

6.10                                The above restrictions do not apply to the following confidential information:

(1)             The confidential information legally owned by the receiving party at the time of or prior to execution of this Contract;

(2)             The confidential information that has been publicly available or that may be obtained from the public domain at the time of disclosure to the receiving party;

(3)             The confidential information obtained by the receiving party from any third party without confidential or non-disclosure obligations;

(4)             The confidential information that has been publicly available or that may be obtained from the public domain without violating the obligations agreed herein;

(5)             The confidential information independently developed by the receiving party or its affiliates and benefiting from the information obtained from the disclosing party or its affiliates;

(6)             The confidential information disclosed by the receiving party at the request of the court or any other legal or administrative authorities (through oral questioning, inquiry, request for information or documents, subpoena, civil or criminal investigation or other proceedings), in which case, the receiving party shall immediately notify and make necessary explanations to the disclosing party;

6.11                                If the receiving party breaches this Contract, the receiving party shall, according to the instructions of the disclosing party, take effective measures to keep the proprietary information confidential at its own cost, and compensate for the disclosing party all losses arising therefrom, including (but not limited to): costs incurred for avoidance of the spread of and for remedies for the “proprietary information”, costs of litigation and arbitration, attorney’s fees, translation fees, transportation fees, appraisal fees, assessment fees, etc.

6.12                                If the confidential information provided by the disclosing party infringes upon the intellectual property rights of any third party, the receiving party will not be liable for any such infringement and any claim arising therefrom.

6.13                                The confidentiality clause hereunder is a continuity clause and shall survive the invalidity or termination of this Contract.

6.14                                Neither party guarantees the accuracy and reasonableness of the confidential information.

6.15                                If the confidential information provided by the disclosing party infringes upon the intellectual property rights of any third party, the receiving party will not be liable for any such infringement and any claim arising therefrom.

Article 7                                   Intellectual Property Rights and Brand Protection

7.1                                                                   All intellectual property rights (including but not limited to patents, trademarks, copyrights, etc.) owned by either party shall constitute the property of such party. Nothing contained herein grants either party a right to any intellectual property rights of the other party. Either party shall obtain written content from the other party prior to use of intellectual property rights of the other party.

7.2                                       If either party needs to use the enterprise name, trademark, trade name, brand name, domain name or website of the other party for the purpose of the cooperation project hereunder, such party must obtain the prior written consent of the other party and shall only use such enterprise name, trademark, trade name, brand name, domain name and website to such extent as permitted by the other party.

Article 8                                   Default Liability

8.1                                       If either party breaches this Contract, which causes the failure of performance of this Contract, the non-defaulting party shall have the right to terminate this Contract and request the defaulting party to assume the default liability and pay the relevant financial compensation. Party A shall timely pay the service fees that have been incurred during the term of this Contract.

8.2                                       If either party violates this Contract, which causes adverse social impacts or financial losses to the non-defaulting party, the non-defaulting party shall have the right to request the defaulting party to assume the default liability.

8.3                                       Party A shall not commit the following acts: stealing, divulging or destroying any information or damaging legitimate rights and interests of any other person through telephone marketing and by any other means; stealing, divulging or infringing upon any privacy information of any other person; carrying out any activities unrelated to this cooperation; intentionally making, copying or spreading computer viruses or otherwise attacking telecommunication networks and other relevant telecommunication facilities of any other person; other illegal acts, etc. If Party A violates the above provisions, Party B shall have the right to take necessary measures and close the relevant interfaces. If the case is serious, Party B may terminate this Contract and request Party A to compensate Party B for all losses arising therefrom.

8.4                                       During the period of cooperation, if new management rules are issued by government authorities, the safety authority, China Unicom and other management authorities, and if the service model agreed herein contradicts with or violates such new rules, Party B shall have the right to suspend the performance of this Contract, Party A shall pay Party B the business incomes generated prior to termination of this Contract, and Party B shall refund Party A the advance deposit corresponding to the service not used by Party A. The Parties may terminate this Contract through written consultation.

8.5                                       Any notice or other communications hereunder shall be made in writing, may be sent by either party to the other party by any of the following means and shall be deemed to have been served upon receipt by the other party: (1) by personal delivery; (2) by fax; (3) by express mail; (4) by registered mail; or (5) by e-mail. The Parties agree that after Party A’s notice is served, Party B shall confirm to Party A by personal delivery, fax, express mail, registered letter or e-mail; and that after Party B’s notice is served, Party A shall confirm to Party B by personal delivery, fax, express mail, registered letter or e-mail. If either party fails to make confirmation upon receipt of a notice from the other party, it shall be deemed that such party has violated this Contract.

Article 9                                   Exceptions

9.1                                       If either party, due to Force Majeure (“Force Majeure” means an event which is beyond the reasonable control of the Parties hereto, unforeseeable and (even if foreseeable) unavoidable, and may prevent, affect or delay in, the performance by either party of its obligations hereunder in whole or in part, including not limited to electricity interruption, communication interruption, server paralysis, hacker intrusion, natural disasters or any other similar evens.), is unable to perform this Contract or terminates this Contract as continuously performing this Contract will incur excess costs which violates the performance purpose hereof, it shall not be deemed that such party violates this Contract.

9.2                                       Upon the occurrence of Force Majeure, the affected party shall take reasonable measures to prevent further losses. If the Force Majeure lasts for more than ninety (90) days, the Parties may terminate this Contract through negotiation.

9.3                                       If either party hereto is unable to perform this Contract as scheduled due to Force Majeure, the term of this Contract shall be extended accordingly, and the extended period shall be equal to the period during which such party is affected by the Force Majeure event.

9.4                                       Neither party shall be held liable for its failure to perform this Contract due to Force Majeure.

9.5                                       If this Contract cannot continue to be performed due to adjustment of policies of any competent government authority or competent authority at a higher level having jurisdiction over Party B, it shall not be deemed as breach of this Contract, and Party B will not assume the default liability.

9.6                                       Due to the particularity of computers and the Internet, committing any of the following acts shall not deemed as breach of this Contract by Party B, provided that Party B is obliged to give a prior notice to Party A:

(1)             Party B needs to interrupt the service for a short time in configuring, maintaining and upgrading the platform, in which case, Party B needs to give one (1) business day’s prior notice to Party A;

(2)             The speed of access by the Parties declines due to access obstruction of the Internet.

Article 10 Effectiveness and Termination

10.1                                This Contract comes into force upon bearing signature and seal by the Parties and shall remain valid for one (1) year. Upon expiration of this Contract, the Parties shall sign a new agreement to confirm the relevant cooperation.

10.2                                Termination and its consequences

If either party applies for termination of this Contract, such party shall give a fifteen (15) days’ prior written notice to the other party. The above provisions are applicable to the following circumstances:

(1)             The Parties reach a written agreement over termination of this Contract upon negotiation;

(2)             If this Contract is unable to continue to be performed due to Force Majeure, either party may terminate this Contract.

(3)             If either party loses its subject qualification, such as such party has its subject qualification canceled or enters into bankruptcy or liquidation proceedings, the other party shall have the right to terminate this Contract, provided, however that the provisions of the preceding paragraph are not applicable to reorganization, name change or division or merger with a third party;

(4)             If either party fails to perform or breaches its obligations hereunder and ceases to perform such obligations or does not take remedial measures within such reasonable period as granted by the other party, which causes the other party to be unable to realize the anticipated profits in accordance with this Contract or that there is no need to continue to perform this Contract, the other party shall have the right to terminate this Contract.

(5)             Other circumstances in which this Contract cannot be performed and has to be terminated.

10.3                                Upon termination of this Contract, the rights and obligations of the Parties (except for confidentiality obligations) hereunder shall terminate; provided, however, that the obligations to be performed by either party prior to termination of this Contract shall survive such termination. The party causing the termination of this Contract shall compensate the other party for all losses arising therefrom except in circumstances in which this Contract is terminated due to Force Majeure or any other accidents.

Article 11                            Modification

Matters not covered herein shall be agreed upon by the Parties in the form supplemental agreement, which shall have the same legal effect as this Agreement. In the event of any discrepancy between the supplemental agreement and the original agreement regarding the same matter, the supplemental agreement shall prevail.

Article 12                            Governing Law and Dispute Resolution

12.1                                This Contract shall be governed by the laws of the PRC. Any dispute arising from the performance of or in connection with this Contract shall be firstly resolved by the Parties through amicable negotiations; if no solution is reached by the Parties within fifteen (15) days of occurrence of such dispute, either party may bring an action before the people’s court with jurisdiction of the place where Party B is located.

12.2                                The Parties shall continue to exercise the rights and perform the obligations hereunder other than those in dispute.

Article 13                            Supplemental Provisions

13.1                                All annexes and the supplemental agreement hereto constitute an integral part of this Contract and have the equal legal effect with this Contract. If there is any conflict or inconsistency between this Contract and the supplemental agreement, the supplemental agreement shall prevail.

13.2                                If during the validity term of this Contract, the relevant national laws, regulations and policies and trade management rules affect the performance of the relevant provisions hereof, the Parties shall make adjustments accordingly in accordance with the relevant state and industry rules.

13.3                                This Contract is executed in four (4) copies, two (2) for each party, and all copies have the equal legal effect.

(THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

Party A: Hunan Yongxiong Asset Management Group Co., Ltd.	Party B: China United Network Communications Limited, Changsha Branch

(Seal)	(Seal)

/s/ Seal of Hunan Yong Xiong Asset Management Group Co., Ltd.	/s/ Seal of China United Network Communications Limited, Changsha Branch

Legal Representative: Tan Man	Legal Representative:

(or Authorized Representative)	(or Authorized Representative)

Date: May 24, 2018	Date: May 24, 2018

Annex 1: List of Services

List of Services

Seat software fees	Label customization service fees (/month/piece)	Data service fees	Communication fees

RMB[ ]/agent/month	Reduction or exemption of disconnection & connection restoration fees	RMB[ ]/piece/user	RMB[ ]/minute

Notes:

1. If the seat software fees charging period is less than one (1) month, 1-month seat software fees shall be charged. The preferential price for the seat software fees referred to herein is RMB0/seat/month. Party B shall provide Party A with 100 seats, of which, 50 agents shall be provided in the first batch, and another 50 agents shall be provided with the increase in the advance service deposit.

1. The data service fees shall be charged according to the number of users whose reaching channels are pushed, regardless of whether users can be successfully reached or not. The data pushing the reaching channels shall remain valid for thirty (30) days, pushing beyond the 30-day period shall be charged data service fees according to the charge standard.

2. The label customization service fees shall be charged on a monthly basis. The following six (6) labels are supported: URL access, APP access, fixed-line telephone, SMS, keyword search, and location. If the monthly customization service fees for a single label are less than RMB1,000, RMB1,000 shall be charged; if the monthly customization service fees for each label are more than RMB50,000, RMB50,000 shall be charged. Data running frequency: The fees shall be charged based on the data running frequency per month. If the data runs once a month, the charging frequency shall be 1; if the data runs 31 times a month by daily model, the charging frequency shall be 31.